SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported) July 27, 2004




                          NATIONAL R.V. HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)



           Delaware                       0-22268                33-0371079
--------------------------------  ----------------------   --------------------
 (State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
       of incorporation)                                    Identification No.)




                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (909) 943-6007
                                 ---------------

Item 12.  Results Of Operations And Financial Condition

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated July 27, 2004, reporting the Company's financial results for the fiscal quarter ended June 30, 2004. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                    NATIONAL R.V. HOLDINGS, INC.


                                          By:      /s/ Joseph W. Hansen
                                                       Joseph W. Hansen
                                                   Chief Financial Officer



Date:  July 27, 2004

                                                                   EXHIBIT 99.1

For immediate release:                                                  Contact:
July 27, 2004              Carol Taylor Clay, Public/Investor Relations Director
                                                              or Joe Hansen, CFO
                                                      National RV Holdings, Inc.
                                                      National RV Holdings, Inc.
                                          800.547.8015 (IR) or 800.322.6007(CFO)
                                                     ir@nrvh.com or cfo@nrvh.com
                                                     -----------    ------------

                National RV Holdings Reports Second Quarter 2004
                    Results Including Record Quarterly Sales

Perris, Calif., July 27, 2004/PR Newswire-First Call/ - Driven by record quarterly sales, National RV Holdings, Inc. (NYSE: NVH), reported that net income increased to $2.5 million for the second quarter compared to a loss of $3.4 million for the same quarter last year. The second quarter's earnings per diluted share were $0.24 compared to a loss per diluted share of $0.35 for the second quarter of 2003. Net income for the six months ended June 30, 2004 was $3.2 million or $0.30 per diluted share compared to a loss in the same period of 2003 of $8.1 million or $0.83 per diluted share. Net sales for the second quarter increased to $126.4 million from $73.5 million for the second quarter of 2003, an increase of 72%, and a 14% increase over the first quarter of 2004. The second quarter 2004 sales represented a record level for any quarter in the Company's history.

"We are very pleased with the strong demand we are seeing for all of our motorhomes, and are particularly proud of the second consecutive quarter of record sales at our Country Coach subsidiary," said Brad Albrechtsen, National RV Holdings' President and CEO. "While demand for all of our products is very strong right now, revenue from sales of our diesel motorhomes was up 119% compared to the second quarter of last year. More important," continued Albrechtsen, "is the progress we are making with margins. The efforts of many over the last 18 months are driving the improving results. The Company has also benefited from a healthy economy and strong industry demand."

Second quarter wholesale unit shipments of diesel motor homes were 443, up 103% from 218 units last year. Quarterly shipments of gas motor homes were 369, up 26% from 293 units last year. Quarterly shipments of towable products were 314, down 34% from 475 units last year.

Country Coach's quarterly sales were $57.0 million and year to date sales were $104.0 million, reflecting an increase of $54.1 million, or 108%, over results for the first six months of 2003. National RV's quarterly revenues were $69.4 million and year to date sales were $132.8 million, reflecting an increase of $31.1 million, or 31%, over results for the first six months of 2003.

The Company reported continued improvement in gross margins, which were 8.4% of net sales for the quarter compared to -0.6% for the same quarter last year, and 6.6% in the first quarter of 2004. "These improved margins were driven primarily by increased sales revenues, decreased discounting, and improved product quality, and are consistent with our previously stated expectations and goals," said Albrechtsen.

Quarterly selling, general and administrative (SG&A) expenses were $6.5 million or 5.2% of sales compared to $4.9 million and 6.7% of sales in the second quarter of 2003. Compared to 2004's first quarter, SG&A was up $0.3 million but down 0.4% of sales.

Total inventory of $63.9 million met expectations and remained relatively constant when compared to first quarter inventory levels of $64.2 million. Annualized inventory turns were 6.7 turns for the current quarter versus 4.8 turns for the second quarter of 2003 and 6.9 turns for the first quarter of 2004.

The Company spent $1.0 million in the quarter on capital expenditures and incurred depreciation of $0.9 million. Both results were consistent with expectations and similar quarterly results are expected for the remainder of 2004.

National R.V. Holdings will host a live webcast to review second quarter results today, July 27, 2004, at 2 p.m. Eastern. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

National R.V. Holdings, Inc. (the Company), through its two wholly-owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized and towable recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal, and travel trailers under model names Blaze'n and Rage'n. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Lexa and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.




                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                  Three Months                Six Months
                                                 Ended June 30,             Ended June 30,
                                               2004          2003         2004          2003
                                               ----          ----         ----          ----
Net sales                                     $ 126,408      $ 73,471    $ 236,846     $ 151,572
Cost of goods sold                              115,738        73,907      218,889       154,094
                                            ------------  ------------ ------------  ------------
     Gross profit (loss)                         10,670          (436)      17,957        (2,522)
Selling expenses                                  3,262         2,952        6,883         6,085
General and administrative expenses               3,286         1,958        5,873         4,077
                                            ------------  ------------ ------------  ------------
     Operating income (loss)                      4,122        (5,346)       5,201       (12,684)
Interest expense                                     18            58           78           224
Other income                                         (1)           (3)         (47)           (5)
                                            ------------  ------------ ------------  ------------
     Income (loss) before income taxes            4,105        (5,401)       5,170       (12,903)
Provision (benefit) for income taxes              1,618        (1,999)       2,014        (4,775)
                                            ------------  ------------ ------------  ------------
     Net income (loss)                          $ 2,487      $ (3,402)     $ 3,156      $ (8,128)
                                            ============  ============ ============  ============
Earnings (loss) per common share:
     Basic                                       $ 0.24       $ (0.35)      $ 0.31       $ (0.83)
     Diluted                                     $ 0.24       $ (0.35)      $ 0.30       $ (0.83)

Weighted average number of shares
     Basic                                       10,197         9,832       10,194         9,832
     Diluted                                     10,440         9,832       10,377         9,832


                               NATIONAL R.V. HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)


                                                                June 30,      December 31,
                                                                  2004            2003
                                                                  ----            ----
                                                               (Unaudited)

                           ASSETS
Current assets:
     Cash and cash equivalents                                        $ 363         $ 2,059
     Restricted cash                                                    250             250
     Trade receivables, less allowance for doubtful
        accounts ($93 and 132,  respectively)                        31,172          20,978
     Inventories                                                     63,859          51,659
     Deferred income taxes                                            7,955           7,955
     Prepaid expenses                                                 1,993           1,658
                                                              --------------  --------------
       Total current assets                                         105,592          84,559
Property, plant and equipment, net                                   39,362          40,833
Long-term deferred income taxes                                       3,805           3,805
Other                                                                 1,231           1,252
                                                              --------------  --------------
                                                                  $ 149,990       $ 130,449
                                                              ==============  ==============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt                                    7              19
     Accounts payable                                                27,131          14,101
     Accrued expenses                                                23,666          20,770
                                                              --------------  --------------
       Total current liabilities                                     50,804          34,890
Long-term accrued expenses                                            7,946           7,569
                                                              --------------  --------------
Total liabilities                                                    58,750          42,459
                                                              --------------  --------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock - $.01 par value; 5,000 shares
     authorized, 4,000 issued and outstanding                           -               -
     Common stock - $.01 par value; 25,000,000 shares
     authorized, 10,201,671 and 10,190,230 issued and
     outstanding, respectively                                          102             102
Additional paid-in capital                                           36,557          36,463
Retained earnings                                                    54,581          51,425
                                                              --------------  --------------
     Total stockholders' equity                                      91,240          87,990
                                                              --------------  --------------
                                                                  $ 149,990       $ 130,449
                                                              ==============  ==============

                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                          Six Months
                                                                        Ended June 30,
                                                                      2004           2003
                                                                      ----           ----
 Cash flows from operating activities:
     Net income (loss)                                                  $ 3,156      $ (8,128)
     Adjustments to reconcile net income
     (loss) to net cash (used in) provided by operating activities:
       Depreciation                                                      1,935          1,974
       Gain on asset disposal                                              (45)             -
       Changes in assets and liabilities:
         Increase in trade receivables                                 (10,194)        (1,194)
         (Increase) decrease in inventories                            (12,200)         9,456
         Decrease in income taxes receivable                                 -          7,015
         (Increase) decrease in prepaid expenses                          (335)           569
         Increase in accounts payable                                   13,030          5,769
         Increase (decrease) in accrued expenses                         3,273         (1,049)
         Increase in deferred income taxes                                   -         (4,517)
                                                                  -------------  -------------
       Net cash (used in) provided by operating activities              (1,380)         9,895
                                                                  -------------  -------------

 Cash flows from investing activities:
     Decrease in other assets                                               21            340
     Proceeds from sale of assets                                        1,932              -
     Purchases of property, plant and equipment                         (2,351)          (729)
                                                                  -------------  -------------
       Net cash used in investing activities                              (398)          (389)
                                                                  -------------  -------------

 Cash flows from financing activities:
     Net payments on line of credit                                          -         (4,943)
     Decrease in book overdraft                                              -           (943)
     Principal payments on long-term debt                                  (12)           (11)
     Proceeds from issuance of common stock                                 94              -
                                                                  -------------  -------------
       Net cash provided by (used in) financing activities                  82         (5,897)
                                                                  -------------  -------------

 Net (decrease) increase in cash                                        (1,696)         3,609
 Cash, beginning of period                                               2,059             14
                                                                  -------------  -------------
 Cash, end of period                                                     $ 363        $ 3,623
                                                                  =============  =============
